U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2009

HYDROGENETICS, INC.
 (Exact name of registrant as specified in charter)

Florida	000-51036	65-0712902
(State or jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		identification No.)

4770 Biscayne Blvd, Suite 1480, Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305)573-0836

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On January 14, 2009, pursuant to the a written resolution of a majority of the outstanding shareholders of the Company, Marc Walther was removed as Chief Executive Officer and President of the Company and all other capacities for cause and Ronny Halperin was elected to serve as the Company’s sole director, president and secretary.

Mr. Ronny Halperin’s biography is as follows:

On January 14, 2009, Ronny J. Halperin, age 60, was appointed as a director and interim CEO of the company. Mr. Halperin has been licensed to practice law in Florida since 1990 and has served as the company’s registered agent. Mr. Halperin specializes in general corporate law, finance, mergers and acquisitions and real estate. Mr. Halperin is the president of Ronny J. Halperin, PA. Prior to that he was a partner at Kluger, Peretz, Kaplan & Berlin, P.L. He graduated with a degree in finance from the University of Miami and received his Juris Doctor from the University of Miami School of Law, where he graduated cum laude and was an editor of the University of Miami Law Review.

Item 8.01 Other Events

On January 15, 2009, after notifying Walther of his removal for cause, the company, filed with the Secretary of State of Florida its annual report showing the removal of Walther and his replacement, Ronny Halperin.

On January 20, 2009, Walther changed the filing with the Secretary of State showing himself as sole director, officer and registered agent.

On January 21, 2009, the company was forced to spend further corporate funds and change the filing back.

On January 26, 2009 the Company filed a lawsuit in the Circuit Court of the 11th Judicial Circuit, in Miami-Dade County against the former CEO and director Marc Walther. In part, the court has been requested to uphold the rights of the majority shareholders to vote Walther out of office and to require Walther to return all corporate documents and records that Walther improperly and illegally removed from the corporate office. Further, the court is being asked for a speedy determination as to the removal of these documents because they are necessary for the corporation to conduct its business.

On January 28, 2009 Walther filed an 8k with the Securities and Exchange Commission., in part suggesting, that the services of Mr. Balbier, Mr. Sepe and Mr. Halperin were terminated. Mr. Halperin was voted in by a majority of shareholders and the corporation has not terminated the services of Sepe or Balbier. The filing also changed the address of the corporation. The company has not moved.

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGENETICS, INC.

Dated: January 30, 2009	By:	/s/ Ronny Halperin
Ronny Halperin
Title: Chief Executive Officer
President & Director